Callable Accelerated Market Participation Securities With Contingent Protection Linked to the S&P 500® Index
Filed Pursuant to Rule 433
Registration No. 333-158385
January 26, 2010
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009
and Underlying Supplement no. 1 dated January 8, 2010)

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction, and involve investment risks including possible loss of the principal amount invested due to the credit risk of HSBC.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Callable Accelerated Market Participation Securities With Contingent Protection. The offering of securities will have the respective terms described in this free writing prospectus and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus. If the terms of the securities offered hereby are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should be willing to forgo interest and dividend payments during the term of the securities and, if the reference return is negative, lose up to 100% of your principal.
This free writing prospectus relates to an offering of securities linked to the performance of a specific index (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. Although the offering relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the related securities. The following key terms relate to the offerings of securities:
Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per security.
Reference Asset:	The S&P 500® Index (“SPX”) (Ticker: SPX)
Trade Date:	January 29, 2010
Pricing Date:	January 29, 2010
Original Issue Date:	February 3, 2010
Final Valuation Date:	January 31, 2012. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:
3 business days after the Final Valuation Date, which is expected to be February 3, 2012.  The maturity date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Payment at Maturity:	If the securities are not subject to an Early Redemption, on the Maturity Date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:
If the Reference Return is greater than or equal to zero, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, calculated as follows:
$1,000 + ($1,000 × Reference Return × Upside Participation Rate).
If the Reference Return is less than zero but greater than or equal to -25%, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, equal to $1,000.
If the Reference Return is less than -25%, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, calculated as follows:
$1,000 + ($1,000 × Reference Return).
Under these circumstances, you will lose 1% of the principal amount of your securities for each percentage point that the Reference Return is below zero.  For example, if the Reference Return is -30%, you will suffer a 30% loss and receive 70% of the principal amount.  You should be aware that if the Reference Return is less than -25%, you may lose up to 100% of your investment.

Upside Participation Rate:	200%
Early Redemption:
The securities are redeemable at HSBC’s option, in whole, but not in part, on the Call Payment Date upon notice on or before the Call Notice Date, at an amount that will be between 107.00% to 107.50% of the principal amount, or between $1,070.00 and $1,075.00 (to be determined on the Pricing Date) per $1,000 principal amount of securities.

Call Notice Date:	January 28, 2011, or if such day is not a business day, the next succeeding business day.
Call Payment Date:	5 business days after the Call Notice Date, which is expected to be February 4, 2011.
Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level
Initial Level
Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:
The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the value displayed on the Bloomberg Professional® service page, “SPX<Index>”, or any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP/ISIN:	4042K0N27 /
Underwriting Discounts and Commissions per Security / Total:
We or one of our affiliates may pay varying discounts and commissions of approximately 1.50% per $1,000 principal amount of securities in connection with the distribution of the securities.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-10 of this free writing prospectus.

Proceeds to HSBC USA Inc. per Security / Total:	The proceeds to us will be determined on the Pricing Date and will depend on the underwriting discounts and commissions and the additional fees we will pay.
Form of securities:	Book-Entry.
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.
Investment in the offering of securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-4 of this document, page US1-1 of the accompanying underlying supplement, PS-4 of the accompanying product supplement and page S-3 of the accompanying prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this free writing prospectus, or the accompanying underlying supplement, product supplement, prospectus supplement and prospectus, is truthful or complete.  Any representation to the contrary is a criminal offense.
We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors. HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement related to this free writing prospectus in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement related to this free writing prospectus is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-10 of this free writing prospectus.

January 26, 2010

GENERAL

This free writing prospectus relates to a single security offering linked to the Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of securities relates to a Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009 and the underlying supplement dated January 8, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Callable Accelerated Market Participation Securities with Contingent Protection.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-4 of this free writing prospectus, page US1-1 of the underlying supplement, page PS-4 of the product supplement and page S-3 of the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 866 811 8049.

You may also obtain:

•  the underlying supplement no. 1 at http://www.sec.gov/Archives/edgar/data/83246/000114420410001030/v170879_424b2.htm

•  the product supplement at http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

•  the prospectus supplement at http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

•  the prospectus at http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

Payment at Maturity

On the maturity date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than or equal to zero, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than zero but greater than or equal to -25%, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, equal to $1,000.

If the Reference Return is less than -25%, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the principal amount of your securities for each percentage point that the Reference Return is below zero.  For example, if the Reference Return is -30%, you will suffer a 30% loss and receive 70% of the principal amount.  You should be aware that if the Reference Return is less than -25%, you may lose up to 100% of your investment.

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Early Redemption

The securities are redeemable at HSBC’s option, in whole, but not in part, on the Call Payment Date upon notice to the Trustee on or before the Call Notice Date, at an amount that will be between 107.00% to 107.50% of the principal amount, or between $1,070.00 and $1,075.00 (to be determined on the Pricing Date) per $1,000 principal amount of securities.

Interest

The securities will not pay periodic interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture will have substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

INVESTOR SUITABILITY
The securities may be suitable for you if:
♦    You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will increase over the term of the securities.
♦    You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than zero in the event that the Reference Return is less than -25%.
♦    You are willing to make an investment whose return is limited to a pre-specified return on the Call Payment Date if we decide to redeem the securities prior to maturity.
♦    You are willing to forego dividends or other distributions paid to holders of stocks comprising the Reference Asset.
♦    You do not seek current income from your investment.
♦    You do not seek an investment for which there is an active secondary market.
♦    You are willing to hold the securities to maturity.
♦    You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:
♦    You believe the Reference Return will be negative on the Final Valuation Date or that the Reference Return will not be sufficiently positive to provide you with your desired return.
♦    You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below zero in the event that the Reference Return is less than -25%.
♦    You are unwilling to make an investment that we can redeem prior to the Maturity Date, thereby substantially limiting your return on the securities.
♦    You seek an investment that is 100% principal protected.
♦    You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities issued by HSBC or another issuer with a similar credit rating.
♦    You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.
♦    You seek current income from your investment.
♦    You seek an investment for which there will be an active secondary market.
♦    You are unable or unwilling to hold the securities to maturity.
♦    You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page PS-4 of the accompanying product supplement.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying product supplement, prospectus supplement and prospectus.

As you review “Risk Factors” in the accompanying prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances” and

•	“—Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.”

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The Securities are Principal Protected ONLY  in Limited Circumstances.

Your principal will be protected only if the Reference Return is greater than or equal to -25% and the securities are held to maturity.  If the Reference Return is less than -25%, you will be fully exposed to the downside performance of the Reference Asset.  Under these circumstances, you will lose 1% of the principal amount of your investment for each percentage point that the Reference Return is below zero.  Your return on the securities may not reflect the return you would receive on a conventional fixed or floating rate debt instrument with a comparable term to maturity issued by HSBC or any other issuer with a similar credit rating.

Your Investment in the Securities May Result in a Loss.

If the securities are not subject to an Early Redemption and the Reference Return is below -25%, the contingent protection will be eliminated and you will be fully exposed to the decline in the Final Level from the Initial Level.  Accordingly, if the Reference Return is less than -25%, your payment at maturity will be less than the principal amount of your securities.  YOU MAY LOSE UP TO 100% OF YOUR INVESTMENT AT MATURITY IF THE REFERENCE RETURN IS NEGATIVE.

Your Investment is Subject to a Reinvestment Risk in the Event We Elect to Call the Securities.

If we decide to redeem the securities prior to maturity, the holding period over with you would receive the amount payable upon Early Redemption would only be approximately one year.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk following an Early Redemption.  In addition, it is more likely that we will redeem the securities prior to maturity to the extent that the performance of the Reference Asset would result in a Payment at Maturity that is greater than instruments of comparable maturity, terms and credit rating trading in the market.

Credit Risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The Securities Will Not Bear Interest.

As a holder of the securities, you will not receive periodic interest payments.

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Changes that Affect the Reference Asset Will Affect the Market Value of the Securities and the Amount You Will Receive at Maturity.

The policies of the reference sponsor of the Reference Asset concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of its Reference Asset.  Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The Securities are Not Insured by Any Governmental Agency of the United States or Any Other Jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full amount payable on the securities.

Certain Built-In Costs are Likely to Adversely Affect the Value of the Securities Prior to Maturity.

While the payment upon Early Redemption and payment at maturity described in this free writing prospectus are based on the full principal amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential Conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain Tax Treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” below, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level.  We cannot predict the Final Level of the Reference Asset on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take these examples as an indication or assurance of the expected performance of the Reference Asset. With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the examples below have been rounded for ease of analysis.
The table below illustrates the payment at maturity on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100% and assumes the securities have not been redeemed by us on the Call Payment Date. The following results are based solely on the assumptions outlined below. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis. You should not take the below illustration as an indication or assurance of the expected performance of the Reference Asset or return of the securities.

The following table and examples assume the following:
•	Principal Amount:	$1,000
•	Upside Participation Rate:	200%
•	Hypothetical Initial Level:	1,100.00 (Which is not the actual Initial Level.)
The actual Initial Level will be determined on the Pricing Date.

Hypothetical Final level	Hypothetical Reference Return	Hypothetical Total Return
2,200.00	100.00%	200.00%
1,980.00	80.00%	160.00%
1,760.00	60.00%	120.00%
1,540.00	40.00%	80.00%
1,430.00	30.00%	60.00%
1,320.00	20.00%	40.00%
1,210.00	10.00%	20.00%
1,155.00	5.00%	10.00%
1,122.00	2.00%	4.00%
1,111.00	1.00%	2.00%
1,100.00	0.00%	0.00%
1,089.00	-1.00%	-0.00%
1,045.00	-5.00%	0.00%
990.00	-10.00%	0.00%
935.00	-15.00%	0.00%
880.00	-20.00%	0.00%
825.00	-25.00%	0.00%
770.00	-30.00%	-30.00%
660.00	-40.00%	-40.00%
440.00	-60.00%	-60.00%
220.00	-80.00%	-80.00%
0.00	-100.00%	-100.00%

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 The following examples indicate how the final settlement value or payment upon early redemption would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1:  The securities are not redeemed prior to maturity and the level of the Reference Asset increases from the Initial Level of 1,100.00 to a Final Level of 1,155.00.

Reference Asset
Initial level	1,100.00
Final level	1,155.00
Reference Return	5.00%
Final Settlement Value:	$1,100.00

Here, the Reference Return is 5.00%.  Because the Reference Return is positive, the Final Settlement Value would be $1,100.00 per $1,000 principal amount of securities calculated as follows:
$1,000 + ($1,000 × Reference Return × Upside Participation Rate)
= $1,000 + ($1,000 × 5.00% × 200%)
= $1,100.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by 200% when the Reference Return is positive and the securities have not been redeemed prior to maturity.

Example 2:  The securities are not redeemed prior to maturity and the level of the Reference Asset decreases from the Initial Level of 1,100.00 to a Final Level of 935.00.

Reference Asset
Initial level	1,100.00
Final level	935.00
Reference Return	-15.00%
Final Settlement Value:	$1,000.00

Here, the Reference Return is -15.00%.  Because the Reference Return is negative, but the Reference Return is greater than -25%, the Final Settlement Value would be $1,000.00 per $1,000 principal amount of securities.

Example 2 shows that you will receive the return of your principal investment when the Reference Return is negative but is not less than -25%, positive and the securities have not been redeemed prior to maturity.

Example 3:  The securities are not redeemed prior to maturity and the level of the Reference Asset decreases from the Initial Level of 1,100.00 to a Final Level of 770.00.

Reference Asset
Initial level	1,100.00
Final level	770.00
Reference Return	-30.00%
Final Settlement Value:	$700.00

Here, the Reference Return is -30.00%.  Because the Reference Return is less than -25%, the Final Settlement Value would be $700.00 per $1,000 principal amount of securities calculated as follows:
$1,000 + [$1,000 × Reference Return]
= $1,000 + [$1,000 × -30.00%]
= $700.00

Example 3 shows that you are exposed to the full amount of the negative Reference Return when the Reference Return is below -25% and the securities have not been redeemed prior to maturity.  YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

Example 4:  We provide notice, on or before the Call Notice Date, that we will to redeem the securities on the Call Payment Date.

Reference Asset
Initial level	1,100.00
Final level	N/A
Reference Return	N/A
Final Settlement Value:	N/A

Because the securities are redeemed prior to maturity, you would not receive any amount on the Maturity Date.  Instead, on the Call Payment Date, you would receive an amount between 107.00% and 107.50% of your principal amount invested, or between $1,070.00 and $1,075.00 (to be determined on the Pricing Date) per $1,000 principal amount security.

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THE REFERENCE ASSET

Description of the S&P 500® Index (“SPX”)

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.
For more information about the SPX, see “The S&P 500® Index” on page US1-4 of the accompanying underlying supplement no. 1.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from January 3, 2005 through January 22, 2010.  The closing level for the SPX on January 22, 2010 was 1,091.76. We obtained the closing levels below from Bloomberg Professional® Service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® Service.

Historical Performance of the S&P 500® Index

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the SPX closing level on the Final Valuation Date. We cannot give you assurance that the performance of the SPX will result in any return of any of your initial investment.

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 SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this term sheet and will receive underwriting discounts and commissions of approximately 1.50%, or $15.00, per $1,000 principal amount of securities.  HSBC Securities (USA) Inc. may re-allow up to the full amount of the selling concession per $1,000 principal amount of securities on sales of such securities by other brokers or dealers and may pay referral fees to other broker-dealers of up to 1.50%, or $15.00, per $1,000 principal amount of securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin LLP. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin LLP, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.  For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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________________ TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying prospectus supplement, product supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying prospectus supplement, product supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying prospectus supplement, product supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Callable Accelerated Market
Participation Securities With
Contingent Protection Linked to the
S&P 500® Index

January 26, 2010

FREE WRITING
PROSPECTUS

Free Writing Prospectus
General	2
Investor Suitability	3
Risk Factors	4
Illustrative Examples	6
The Reference Asset	8
Supplemental Plan of Distribution (Conflicts of Interest)	9
Certain U.S. Federal Income Tax Considerations	9
Underlying Supplement no. 1
Risk Factors	US1-1
The S&P 500® Index	US1-4
The Russell 2000® Index	US1-6
The Dow Jones Industrial AverageSM	US1-9
The Hang Seng China Enterprises Index®	US1-11
The Hang Seng® Index	US1-13
The Korea Stock Price Index 200	US1-15
The MSCI Singapore IndexSM	US1-18
The MSCI Taiwan IndexSM	US1-22
The Dow Jones EURO STOXX 50® Index	US1-26
The PHLX Housing SectorSM Index	US1-29
The TOPIX® Index	US1-33
The NASDAQ-100 Index®	US1-36
S&P BRIC 40 Index	US1-40
The Nikkei 225 Index	US1-43
The FTSE™ 100 Index	US1-45
The MSCI EAFE® Index	US1-47
The MSCI Emerging Markets Index	US1-52
Other Components	US1-57
Additional Terms of the Notes	US1-57
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations
Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59

FWP-10